Exhibit 3.321

State of California
Bill Jones
Secretary of State

LIMITED LIABILITY COMPANY ARTICLES OF ORGANIZATION

A $70.00 filing fee must accompany this form.
IMPORTANT – Read instructions before completing this form.

200135510007
File#

ENDORSED - FILED
in the office of the Secretary of State
of the State of California

DEC 2 0 2001

BILL JONES, Secretary of State

This Space For Filing Use Only

1. Name of the limited liability company (end the name with the words "Limited Liability Company," " Ltd. Liability Co.," or the abbreviations "LLC" or "L.L.C.")
   Riverside Mergerco, LLC
2. The purpose of the limited liability company is to engage in any lawful act or activity for which a limited liability company may be organized under the Beverly-Killea limited liability company act.
3. Name the agent for service of process and check the appropriate provision below:
   CT Corporation System which is
   [ ] an individual residing in California. Proceed to item 4.
   [x] a corporation which has filed a certificate pursuant to section 1505. Proceed to item 5.
4. If an individual, California address of the agent for service of process:
   Address:
   City: State: **CA** Zip Code
5. The limited liability company will be managed by: **(check one)**
   [ ] one manager [ ] more than one manager [ ] single member limited liability company [x] all limited liability company members
6. Other matters to be included in this certificate may be set forth on separate attached pages and are made a part of this certificate. Other matters may include the latest date on which the limited liability company is to dissolve.
7. Number of pages attached, if any:
8. Type of business of the limited liability company. (For informational purposes only)
   Healthcare related services
9. **DECLARATION:** It is hereby declared that I am the person who executed this instrument, which execution is my act and deed.

[signature]
Signature of Organizer

David L. Denson, Assistant Secretary
Type or Print Name of Organizer

12/19/2001
Date

10. **RETURN TO:**
   NAME
   FIRM
   ADDRESS
   CITY/STATE
   ZIP CODE

OFFICE OF THE SECRETARY OF STATE

SEC/STATE (REV. 12/99)

FORM LLC-1 – FILING FEE $70.00
Approved by Secretary of State

OF STATE I, BILL JONES, Secretary of State of the State of California, hereby certify: That the attached transcript of 1 page(s) has been compared with the record on file in this office, of which it purports to be a copy, and that it Is full, true correct. IN WHEREOF, I execute this certificate and affix the Great Seal of the State of California this day of DEC 2 1 2001 Secretary of State Sec/Stats Form CE-107 (rev. 9/98)

State of California Bill Jones Secretary of State endorsed — filed in the office of the secretary of State of the State of California of the State of California LIMITED LIABILITY COMPANY JAN 1 6 2002 CERTIFICATE OF AMENDMENT BILL JONES, Secretary of Slats A $30.00 filing fee must accompany this form IMPORTANT — Read instructions before completing this form. 1, Secretary of State File Number: 2. Name of Limited Liability Company: 200135510007 Riverside Mergerco, LLC This Space For Filing Use Only 3. Complete only the sections where information is being changed. Additional pages may be attached if necessary. A. Limited Liability Company Name (end the name with the words “Limited Liability Company,” “Ltd. Liability Co.” or the abbreviations “LLC” or “L.L.C.”) Surgicare of Riverside, LLC B. The Limited Liability Company will be managed by {Check One): one manager more than one manager single member limited liability company ail limited liability company members C. Amendment to text of the Articles of Organization: D. Other matters to be included in this certificate may be set forth on separate attached pages and are made a part of this certificate. Other matters may include a change in the latest date on which the limited liability company is to dissolve or any change in the events that will cause the dissolution. 4. Future Effective Date, if any: Month J 2 Day 31 Year 2001 Number of pages attached, if any: Declaration its hereby,declared that I am the person who executed this instrument, which execution is my act and deed Riverside Healthcare System, LDC BY:Columbia Riverside, Inc., as managing matter David L, Denson, Asst Secretary to Member/Manager Signature of Authorized Person Type or Print Name and Title J2/20/2001 Date 7. RETURN TO: NAME 1 RRM ADDRESS CITY/STATE ZIP CODE I SEC/STATE (REV. 12/99} FORM LLC-2 — FILING FEE: $30.00 Approved by Secretary of State

OF I, BILL of of the of That attached transcript of 1 page(s) with the record on file in this office, of it to be a copy, that it is full, true M I execute this certificate and affix the Great Seal of the State of California this day of JAN 8 0 2002 Secretary of State I Sec/State Form CE-107 (rev. 3/98)